                        CALCULATION OF PERFORMANCE DATA

                          AVERAGE ANNUAL TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1992


P =   $1,000    (Hypothetical Initial Investment)
T =   .13648    (Average Annual Total Return)
N =   1.0       (Number of Years)
ERV = $1,136.48 (Ending Redeemable Value)


CALCULATIONS:

P - CONSTANT $1,000

N - NUMBER OF YEARS 1.0


ERV
---

Initial Investment                            $1,000.00
Divided by: Beginning net asset value             18.39
                                              ---------
Number of shares purchased                       54.377
Multiplied by: Ending net asset value            20.90
                                              ---------
ERV =                                         $1,136.48
                                              =========

T             P (1+T) = ERV
           1000 (1+T) = 1,136.48
             (1+T)/l/ = 1.13648
                (1+T) = 1.13648/1/
                    T = .13648

                        CALCULATION OF PERFORMANCE DATA

                          AVERAGE ANNUAL TOTAL RETURN
                      FOR THE PERIOD FROM THE COMMENCEMENT
                        OF OPERATIONS ON JANUARY 7, 1987
                           THROUGH DECEMBER 31, 1992


P =      $1,000         (Hypothetical Initial Investment)
T =       .17053        (Average Annual Total Return)
N =       5.98356       (Number of Years)
ERV =    $2,565.62      (Ending Redeemable Value)

CALCULATIONS:

P - CONSTANT $1,000
-

N
-
Number of days in 1987                  365
Less: Number of days Fund was
      not operating in 1987               6
                                        ---
                                        359
Divided by: Number of days in year      365
                                        ---
                                         .98356
Plus: Five full years
      - 1988 through 1992               5.0
                                        -------
N =                                     5.98356

ERV
---

Initial Investment                                    $1,000.00
Divided by:  Beginning net asset value                    10.04
                                                      ---------
Number of shares purchased                                99.602
Plus:  Number of shares acquired through
       reinvestment of capital gain
       distribution of $4.2728/share at $18.38
       per share (payable date 1/1/92)                   23.155
                                                      ---------
Total Number of Shares                                  122.757
Multiplied by: Ending net asset value                    20.90
                                                      ---------
ERV                                                   $2,565.62
---                                                   =========


T                       P (1+T) /n/ = ERV
_
               1000 (1+T) /5.98356/ = 2,565.62

                    (1+T) /5.98356/ = 2.56562

                              (1+T) = 2.56562     1
                                             -------
                                             5.98356
                              (1+T) = 2.56562/.16712/

                              (1+T) = 1.17053

                                  T =  .17053

                        CALCULATION OF PERFORMANCE DATA

                                 TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1992


P =   $1,000    (Hypothetical Initial Investment)
T =   .13648    (Average Annual Total Return)
N =   1.0       (Number of Years)
ERV = $1,136.48 (Ending Redeemable Value)


CALCULATIONS:

P - CONSTANT $1,000

N - NUMBER OF YEARS 1.0


ERV
---

Initial Investment                            $1,000.00
Divided by: Beginning net asset value             18.39
                                              ---------
Number of shares purchased                       54.377
Multiplied by: Ending net asset value            20.90
                                              ---------
ERV =                                         $1,136.48
                                              =========

T             P (1+T) = ERV
-
           1000 (1+T) = 1,136.48

             (1+T)/l/ = 1.13648

                (1+T) = 1.13648/1/

                    T = .13648

                        CALCULATION OF PERFORMANCE DATA

                                 TOTAL RETURN
                      FOR THE PERIOD FROM THE COMMENCEMENT
                        OF OPERATIONS ON JANUARY 7, 1987
                           THROUGH DECEMBER 31, 1992


P =      $1,000         (Hypothetical Initial Investment)
T =       1.56562       (Average Annual Total Return)
ERV =    $2,565.62      (Ending Redeemable Value)

CALCULATIONS:

P - CONSTANT $1,000
-


ERV
---

Initial Investment                                    $1,000.00
Divided by:  Beginning net asset value                    10.04
                                                      ----------
Number of shares purchased                                99.602
Plus:  Number of shares acquired through
       reinvestment of capital gain
       distribution of $4.2728/share at $18.38
       per share (payable date 1/1/92)                    23.155
                                                      ----------
Total Number of Shares                                   122.757
Multiplied by: Ending net asset value                     20.90
                                                      ----------
ERV                                                   $2,565.62
                                                      ==========


T                     P (1+T) = ERV
-
                   1000 (1+T) = 2,565.62

                        (1+T) = 2.56562

                            T = 1.56562